Exhibit 10.4
BANK OF RUSTON
DIRECTORS’ DEFERRAL INCOME PLAN

Table of Contents

ARTICLE I INTRODUCTION		1
1.1	Adoption of Plan	1
1.2	Purpose of Plan	1
1.3	Compliance with ERISA and the Code	1
1.4	Section 409A of the Code	1
1.5	Funding	1
1.6	Effective Date	1

ARTICLE II DEFINITIONS AND CONSTRUCTION		2
2.1	Definitions	2
2.2	Number and Gender	4
2.3	Headings	4

ARTICLE III PARTICIPATION AND ELIGIBILITY		4
3.1	Eligibility	4
3.2	Directors’ Deferred Income Agreement / Deferral Election Form	4
3.3	Commencement of Participation	5

ARTICLE IV COMPENSATION DEFERRALS		5
4.1	Deferral Election	5
4.2	Timing of Election	5
4.3	Continuing Effect	5
4.4	Nonrevocable	6
4.5	Compensation Deferrals	6

ARTICLE V VESTING		6
5.1	Vesting	6

ARTICLE VI DEFERRAL ACCOUNTS		6
6.1	Establishing Deferral Accounts	6
6.2	Adjustments to Deferral Accounts	6
6.3	Hypothetical Nature of Accounts	7
6.4	Directors’ Deferral Income Trust	7

ARTICLE VII PAYMENT OF DEFERRAL BENEFIT		7
7.1	Retirement Benefit	7
7.2	Termination of Service Due to Disability Prior to Retirement Date	7
7.3	Termination of Service Prior to Retirement Date	8
7.4	Termination of Service for Cause	8
7.5	Death Benefit Prior to Retirement Date	8
7.6	Death After Entitlement to Benefit Payments	8
7.7	Designation of Beneficiaries	9
7.8	Unclaimed Benefits	9
7.9	Hardship Withdrawals	9
7.10	Distribution on Change in Control	10

ARTICLE VIII ADMINISTRATION		10
8.1	Administrative Committee	10

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8.2	General Powers of Administration	11
8.3	Delegation of Powers	11
8.4	Indemnification of Administrative Committee	11

ARTICLE IX AMENDMENT AND TERMINATION		11
9.1	Amendment	11
9.2	Changes in Time or Manner of Distribution	11
9.3	Termination	12

ARTICLE X DETERMINATION OF BENEFITS, CLAIMS PROCEDURE		12
10.1	Claims	12
10.2	Claim Decision	12
10.3	Right of Review	13
10.4	Special Provisions for Claims due to Disability	13
10.5	Decision on Review	14
10.6	Preservation of Remedies	15

ARTICLE XI MISCELLANEOUS		15
11.1	Continuation as a Director	15
11.2	Not Assignability of Benefits	15
11.3	Withholding	15
11.4	No Trust Created	15
11.5	Unsecured General Creditor Status of Director	15
11.6	Compliance with the Section 409A of the Code	16
11.7	Severability	16
11.8	Governing Laws	16
11.9	Binding Effect	16
11.10	Entire Agreement	17

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ARTICLE I
INTRODUCTION
1.1	Adoption of Plan

Bank of Ruston hereby adopts the Bank of Ruston Directors’ Deferral Income Plan (the “Plan”) to be administered in accordance with the terms hereof and of the Directors’ Deferral Income Agreements executed hereunder.

1.2	Purpose of Plan

The purpose of the Plan is to provide certain eligible Directors of Bank of Ruston and its subsidiaries with retirement benefits in addition to those provided by qualified retirement plans, which are limited due to certain restrictions and limitations in the Code.

Any deferred compensation agreement entered into between Bank of Ruston or its subsidiaries and a Director prior to the Effective Date of this Plan may be amended and/or restated under the terms hereof as provided in such Directors’ Deferral Income Agreement. In such an event, the provisions of this Plan and such Directors’ Deferral Income Agreement shall supersede or govern such prior deferred compensation agreement, but only to the extent provided in such Directors’ Deferral Income Agreement. All such previous deferred compensation agreements that are amended or restated hereunder shall be referred to herein individually as the “Prior Agreement” and collectively as the “Prior Agreements”.

1.3	Compliance with ERISA and the Code

The Plan is established and maintained for the benefit of Directors of Bank of Ruston and its subsidiaries and is not intended for the benefit of any Employee in his capacity as such Employee and, therefore, it is intended that the Plan is exempt from the provisions of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) of the Code.

1.4	Section 409A of the Code

This Plan is further intended to comply with Section 409A of the Code and all regulations and other guidance issued thereunder, including all transition relief available under the Treasury Regulations and rulings for Section 409A purposes that may be applicable to any Prior Agreement that is amended and/or restated under this Plan.

1.5	Funding

The Plan is unfunded. All benefits will be paid from the general assets of the Company.

1.6	Effective Date

The Plan is effective as of January 1, 2008 (the “Effective Date”). The original Effective Date of each of the Prior Agreements is as stated in the applicable Prior Agreement between a Participant and Bank of Ruston or a subsidiary thereof.

ARTICLE II
DEFINITIONS AND CONSTRUCTION
2.1	Definitions

For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:
(a)	“Administrative Committee” means the members of the Board of Directors of Bank of Ruston which will manage and administer the Plan in accordance with the provisions of Article VIII hereof.

(b)	“Beneficiary” means the person, persons or estate designated by the Participant in accordance with Section 7.7 of this Plan.

(c)	“Board of Directors” or “Board” means the Board of Directors of the Company.

(d)	“Change in Control” means the occurrence, through sale, exchange, merger, redemption or otherwise of a (i) change in ownership as defined in Treasury Regulation §1.409A-3(i)(5)(v), (ii) change in effective control as defined in Treasury Regulation §I.409A-3(i)(5)(vi), or (iii) change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation §1.409A-3(i)(5)(vii) as currently in effect and as may hereafter from time to time be amended.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Company” means Bank of Ruston and those of its subsidiaries, as designated from time to time by the Administrative Committee to participate in the Plan. Where the context so dictates the term “Company” when used herein refers to Bank of Ruston or the particular subsidiary thereof that has entered into a Directors’ Deferral Income Agreement with one or more of its Directors.

(g)	“Compensation” means the total annual fees payable to the Participant by the Company.

(h)	“Deferral”, “Deferral Election” or “Deferral Amount” means the amount of the Participant’s Compensation that he elects to defer under this Plan.

(i)	“Deferral Account” means the hypothetical account established on behalf of each Participant in accordance with Article VI hereof to record such Participant’s Deferral Amount and adjustments thereon as provided in Section 6.2.

(j)	“Deferral Election Form” means the form established from time to time by the Administrative Committee, substantially in the form of Exhibit “C,” that a Participant completes, signs and returns to the Administrative Committee to make Deferrals under the Plan.

(k)	“Director” means each person elected to the Board of Directors of the Company.

(1)	“Directors’ Deferral Income Agreement” means the written agreement substantially in the form as attached hereto as Exhibit “A” as such agreement may be amended from time to time, entered into between the Company and a Participant which shall set forth the entire benefit to which the Participant is entitled under the terms of the Plan and pursuant to which the parties establish certain terms related to the Participant’s benefit.
(m)	“Disability” or “Disabled” means a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months either (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. A Participant shall be deemed to be “Disabled” for purposes of this Plan if determined to be totally disabled by the Social Security Administration or if determined to be disabled in accordance with a disability insurance program covering Directors of the Company, provided the definition of disability under such insurance program complies with the definition set forth herein. The Administrative Committee may require the Participant to submit such proof as the Administrative Committee determines necessary to support such determination of Disability. This definition of Disability is intended to have the same meaning as set forth in and shall be construed in accordance with Section 409A of the Code and all applicable Treasury Regulations and other guidance promulgated thereunder.

(n)	“Effective Date” means the date provided in Section 1.6 above.

(o)	“Employee” means any common law employee of the Company.

(p)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)	“Participant” means each Director who has been selected for participation in the Plan, has elected to make Deferrals under the Plan and has commenced participation pursuant to Article III.

(r)	“Plan” means the Bank of Ruston Directors’ Deferral Income Plan, as amended from time to time.

(s)	“Plan Year” means the twelve consecutive month period commencing January 1st of each year and ending on December 31st. The initial Plan Year shall be the time period between the Effective Date hereof and December 31st of the year in which the Plan is adopted or, in the event of a Prior Agreement that is amended and restated in its entirety under the provisions of the Plan, the time between the Effective Date of such Prior Agreement and December 31st of the year in which such Prior Agreement was entered between the parties.

(t)	“Retirement” means a Participant’s Termination of Service as a Director of the Company (other than due to death) which occurs on or after his Retirement Date.

(u)	“Retirement Date” means the last day of the month following the date the Participant attains the retirement age stated in the Directors’ Deferral Income Agreement between the Participant and the Company.

(v)	“Rollover Amount” means the Participant’s Deferral Account balance representing the Deferrals previously accrued by the Company for the Participant under the terms of the Prior Agreement, which may be credited under this Plan as provided in Section 6.1.

(w)	“Termination of Service” means the termination of a Participant’s service as a member of the Board of Directors for any reason other than death or Disability.
2.2	Number and Gender

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3	Headings

The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
ARTICLE III
PARTICIPATION AND ELIGIBILITY
3.1	Eligibility

Eligibility for participation in the Plan is limited to those Directors of the Company who are selected by the Administrative Committee, in its sole discretion, for participation. The Administrative Committee shall notify each such Director of his selection for participation in the Plan. Once a Director becomes a Participant, as provided in Sections 3.2 and 3.3, he shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation, provided the Participant continues to serve as a Director. However, a Director shall no longer be eligible to make Deferrals under the Plan once the distribution of benefits has commenced under the provisions of Article VII hereof even if the Participant continues to serve as a Director.

3.2	Directors’ Deferral Income Agreement / Deferral Election Form

Prior to commencing participation in the Plan, each Director selected for participation pursuant to Section 3.1 shall enter into a Directors’ Deferral Income Agreement with the Company. Such agreement shall set forth the entire benefit to which the Participant is entitled under this Plan, as well as the vesting schedule, if any, and the payment and other conditions related thereto. The Directors’ Deferral Income Agreement may be amended from time to time by the signing of a new Agreement by both the Participant and the Company. The Directors’ Deferral Income Agreement bearing the latest date shall control in determining the Participant’s benefits under the Plan.

Each such Director selected for participation pursuant to Section 3.1, prior to commencing participation, shall also complete and return to the Administrative Committee an initial Deferral Election Form pursuant to which he makes an irrevocable Deferral of Compensation under the Plan. However, if the Director has in place a deferral election under the terms of a Prior Agreement with the Company for the Plan Year in which the Effective Date of this Plan occurs, such election shall be deemed timely made for this purpose and shall remain in force and effect in accordance with its terms.

3.3	Commencement of Participation

A Director shall become a Participant effective as of the date the Administrative Committee determines, which date shall be on or after the date his Directors’ Deferral Income Agreement becomes effective and an effective initial Deferral Election has been timely made, subject to the limitations of Section 409A of the Code.
ARTICLE IV
COMPENSATION DEFERRALS
4.1	Deferral Election

In accordance with procedures established by the Administrative Committee, a Participant may elect to defer the receipt of Compensation which is due to be earned and which would otherwise be paid to the Participant by the Company, in any fixed dollar amount or percentage designated by the Participant on a Deferral Election Form.

4.2	Timing of Election

Deferral Elections shall be made in accordance with the following provisions:
(a)	Annual Deferral. A Deferral Election with respect to Compensation for services to be performed during a coming Plan Year shall be made during such period as shall be established by the Administrative Committee, but in no event later than December 31st of the prior Plan Year.

(b)	Initial Election. If a Director first becomes eligible to participate in the Plan during a Plan Year, such Director may make an initial Deferral Election within thirty (30) days of becoming eligible to participate. Such election shall be applicable to defer only the portion of the Participant’s Compensation payable with respect to services performed after his commencement of participation in the Plan. Notwithstanding the preceding, however, if the Participant was eligible to participate in any other plan of the Company required to be aggregated with this Plan for purposes of Section 409A of the Code, such initial election shall not become effective until the first day of the Plan Year after the Director becomes eligible for participation in this Plan.
4.3	Continuing Effect

A Participant’s election to defer the receipt of Compensation for any Plan Year shall remain in effect from Plan Year to Plan Year until changed or revoked by a new Deferred Election filed with the Administrative Committee. A Participant who does not complete a Deferral Election Form for a Plan Year pursuant to Section 4.2(a) shall be deemed to have elected to make the same Deferral hereunder as in effect for the prior Plan Year.

4.4	Nonrevocable

The Compensation Deferral amount elected by a Participant or Eligible Director for a Plan Year may not be changed or revoked by the Participant during such Plan Year.

4.5	Compensation Deferrals

Compensation Deferrals shall be made through, and only through, regular deductions by the Company from Compensation otherwise payable to the Participant. Compensation Deferrals so deducted by the Company from the Compensation of a Participant shall be credited to the Compensation Deferral Account of the Participant.
ARTICLE V
VESTING
5.1	Vesting

A Participant shall be one hundred percent (100%) vested at all times in the benefits attributable to his Deferrals as reflected in his Deferral Account.
ARTICLE VI
DEFERRAL ACCOUNTS
6.1	Establishing Deferral Accounts

A Deferral Account shall be established and maintained by the Company as a separate bookkeeping account in the name of each Participant which shall reflect such Participant’s benefit under the Plan. The Deferral Account of each Participant shall be credited with his Deferral Amounts as provided in Section 4.5, and with interest as provided in Section 6.2, and shall be debited with distributions of benefits to the Participant (or the forfeiture thereof) pursuant to Article VII hereof. The Deferral Account of each Participant who had previously entered into a Prior Agreement with the Company that is amended and restated in its entirety under this Plan as provided in the Directors’ Deferral Income Agreement between the Participant and the Company shall also be credited with the Rollover Amount. The Company shall provide to the Participant, within one hundred twenty (120) days following the end of each Plan Year, a statement setting forth the Participant’s Deferral Account balance as of the end of such Plan Year.

6.2	Adjustments to Deferral Accounts

The Deferral Account of each Participant shall be adjusted as follows:
(a)	On the first day of each month, up to and including the first day of the month on which benefit payments commence under Article VII hereof, Deferral Amounts credited to a Participant’s Deferral Account will be adjusted (increased or decreased due to investment gains or losses) annually, or as needed, based on the hypothetical performance of a group of selected asset funds (hypothetical funds). Prior to commencing participation in the Plan, each Participant must elect one or more of said hypothetical funds and may, prior to the last business day of each month, transfer account balances among said hypothetical funds in accordance with the rules established by the Administrative Committee by executing the Fund Election/Transfer Form prescribed by the Administrative Committee, substantially in the form as attached hereto as Exhibit “D”, and filing the form with the Administrative Committee. The Administrative Committee may elect to change, add or delete any hypothetical fund as long as each Participant is given timely notification.

(b)	On the first day of each month after benefit payments commence under the Plan, Participant’s Deferral Account will no longer be adjusted based on the hypothetical performance of a group of selected asset funds (hypothetical funds). Interest shall instead be credited on the remaining balance of the Deferral Account at the annual rate of five percent (5.00%), compounded monthly.
6.3	Hypothetical Nature of Accounts

The Deferral Accounts established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only to account for the benefits due to the Participant as a result of his Deferrals under the Plan and the future liability of the Company for each Participant’s benefit. Neither the Plan nor the Deferral Accounts established pursuant to this Article shall hold any actual funds or assets. The right of the Participant or his Beneficiary to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Directors, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan.

6.4	Directors’ Deferral Income Trust

Notwithstanding Section 11.4, the Company may establish by a separate document a trust to accumulate funds for the Company to use to discharge its obligations under this Plan. Such trust if established shall be a “grantor” trust under the Code and shall not cause this Plan to be considered “funded” for purposes of the Code.
ARTICLE VII
PAYMENT OF DEFERRAL BENEFIT
7.1	Retirement Benefit

If a Participant remains in the service of the Company as a Director until his Retirement Date, upon his Retirement on or after such Retirement Date, he shall be entitled to receive the balance of his Deferral Account, determined as of the last day of the month preceding the month of payment, commencing on the first day of the month immediately following the Participant’s Retirement Date and continuing on the first day of each month thereafter for the term set forth in the Directors’ Deferral Income Agreement between the Participant and the Company. Notwithstanding the preceding, a Participant may elect for benefit payments to commence or be made at a date or in a manner other than as otherwise provided herein in accordance with the transition relief provided in Section XI. C. of the Proposed Regulations under Section 409A of the Code and in accordance with the requirements thereof, as extended through December 31, 2008.

7.2	Termination of Service Due to Disability Prior to Retirement Date

If a determination of Disability, as defined herein, is made as to a Participant prior to his Retirement Date, the Participant will be entitled to the balance of his Deferral Account, determined as of the date of Participant’s Termination of Service due to Disability, commencing on the first day of the month immediately following the Participant’s Termination of Service due to Disability and continuing on the first day of each month thereafter for the term set forth in the Directors’ Deferral Income Agreement between the Participant and the Company.

7.3	Termination of Service Prior to Retirement Date

In the event of a Participant’s voluntary or involuntary Termination of Service, with or without “cause”, prior to his Retirement Date for reasons other than death, Disability or “for cause” as defined in Section 7.4, the Participant will be entitled to the balance of his Deferral Account, determined as of the date of such Termination of Service, commencing on the first day of the month immediately following the Participant’s Retirement Date under this plan and continuing on the first day of each month thereafter for the term set forth in the Directors’ Deferral Income Agreement between the Participant and the Company.

7.4	Termination of Service for Cause

In the event of a Participant’s Termination of Service “for cause,” the Participant will be entitled to the balance of his Deferral Account, determined as of the date of such Termination of Service, payable in a lump-sum payment within thirty (30) days following the Participant’s Termination of Service.

For this purpose, “for cause” shall mean and include (a) the willful and continued breach by the Participant of his obligations under any service agreement between the Participant and the Company (other than due to incapacity resulting from physical or mental illness), after demand for substantial performance is delivered to the Participant by the Company that specifically identifies the manner in which the Company believes the Participant has breached his obligations under such agreement, (b) willful misconduct by the Participant which is materially injurious to the Company, monetary or otherwise, or (c) an act or acts of dishonesty by the Participant resulting or intended to result in gain to or personal enrichment of the Participant at the Company’s expense. For purposes hereof, no act or failure to act by the Participant shall be considered “willful” unless not in good faith and done or omitted without reasonable belief that such act or omission was in the best interest of the Company.

7.5	Death Benefit Prior to Retirement Date

If the Participant dies while in the employment of the Company prior to the commencement of benefit payments following his Retirement Date, the Participant’s Beneficiary designated in accordance with the provisions of Section 7.7 will be entitled to the balance of the Participant’s Deferral Account, determined as of the date of death, commencing on the first day of the month immediately following the Participant’s death and continuing on the first day of each month thereafter for the term set forth in the Directors’ Deferral Income Agreement between the Participant and the Company.

7.6	Death After Entitlement to Benefit Payments

In the event of the death of a Participant after such Participant has become entitled to benefit payments under the Plan but before such benefit payments have commenced or after such payments have commenced but prior to receipt of all monthly payments by the Participant, the monthly payments, or the remainder thereof, shall be paid to the Participant’s Beneficiary designated in accordance with the provisions of Section 7.7 at the same time and in the same manner as said payments would have been made to the Participant.

7.7	Designation of Beneficiaries

Each Participant shall have the right to designate the Beneficiary or Beneficiaries to receive payment of his benefit in the event of his death. A Beneficiary designation shall be made by executing the Designation of Beneficiary form prescribed by the Administrative Committee, substantially in the form as attached hereto as Exhibit “B”, and filing the form with the Administrative Committee. Any such designation may be changed at any time by execution of a new Designation of Beneficiary form in accordance with this Section. If more than one Beneficiary is designated, each shall be entitled to an equal share unless otherwise indicated by the Participant in the Designation of Beneficiary form. If no such Designation of Beneficiary form is on file with the Administrative Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Administrative Committee, then the designated Beneficiary or Beneficiaries to receive such benefit shall be the Participant’s spouse, if any, and if none, the Participant’s surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, the Participant’s estate.

7.8	Unclaimed Benefits

In the case of a benefit payable on behalf of such Participant, if the Administrative Committee is unable to locate the Participant or Beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Administrative Committee’s determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

7.9	Hardship Withdrawals

A Participant may apply in writing to the Administrative Committee for, and the Administrative Committee may permit, a hardship withdrawal of all or any part of a Participant’s Deferral Account if the Administrative Committee, in its sole discretion, determines that the Participant has incurred an unforeseeable emergency. For this purpose, an unforeseeable emergency is a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrative Committee, in its sole and absolute discretion, and as defined by Section 409A of the Code and the applicable Treasury Regulations and other guidance thereunder. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Administrative Committee. In determining the amount reasonably necessary to satisfy such emergency, the Administrative Committee shall take into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe hardship). The Administrative Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Administrative Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

7.10	Distribution on Change in Control

Notwithstanding any other provision of this Plan, in the event of a Change in Control occurring while a Participant is serving as a Director, and if, as a result of such Change in Control, a Participant’s services are voluntarily or involuntarily terminated for any reason other than due to death or Disability, such Participant shall be entitled to distribution of his Deferral Account balance determined as of the date of his Termination of Service. Payment of such benefit shall be made in a lump-sum payment.

In addition, upon a Change in Control, the then remaining balance of the Deferral Account, if any, of each Participant, or his Beneficiary, who has become entitled to and/or who is receiving benefits under the provisions hereof, shall be paid in a lump-sum to the Participant or Beneficiary.

Lump-sum payments upon such a Change in Control shall be made as soon as practicable, but in no event later than thirty (30) days, following the Change in Control. Such payment shall be in full discharge of all of the Company’s obligations to the Participant and/or his Beneficiary under this Plan.
ARTICLE VIII
ADMINISTRATION
8.1	Administrative Committee

The Plan shall be administered by the Administrative Committee. The Administrative Committee shall consist of such members of the Board of Directors of Bank of Ruston and/or its subsidiaries and such additional individuals who are not required to be members of the Board, as the Board of Directors of Bank of Ruston, in its discretion, shall from time to time determine. All acts of the Administrative Committee shall be by majority vote of the members thereof; provided, however, no member of the Administrative Committee shall be eligible to vote on any matter related to his participation in or benefits under the Plan. No member of the Administrative Committee shall he personally liable for any actions taken by the Administrative Committee unless the member’s action involves willful misconduct.

8.2	General Powers of Administration

The Administrative Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Administrative Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Administrative Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Directors, Participants and Beneficiaries. The Administrative Committee may exercise the powers hereby granted in its sole and absolute discretion.

8.3	Delegation of Powers

The Administrative Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing.

8.4	Indemnification of Administrative Committee

The Company shall indemnify, hold harmless, and defend the members of the Administrative Committee against any and all claims, losses, damages, expenses, including attorney’s fees, incurred by them, and any liability, including any amounts paid in settlement with their approval arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.
ARTICLE IX
AMENDMENT AND TERMINATION
9.1	Amendment

The Company may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan and, with the agreement of the Participant, any Directors’ Deferral Income Agreement. In no event, however, shall any such amendment be made that would impair the rights of a Participant with respect to amounts accrued hereunder to his benefit or reduce the Participant’s benefits accrued to the date of such amendment.

9.2	Changes in Time or Manner of Distribution

Any amendment to the Plan and/or to a Directors’ Deferral Income Agreement which has the effect of changing the time or manner of the distribution of benefits is subject to the following provisions:
(a)	No change will be allowed that would have the effect of accelerating the time or schedule of any payment of a Participant’s benefit hereunder, except as may be specifically permitted by Treasury Regulations under Section 409A of the Code.

(b)	In the case of a payment at a specified time or pursuant to a fixed schedule, the change must be made at least twelve (12) months prior to the first scheduled distribution date previously in effect.

(c)	To the extent required by Section 409A of the Code, the change must postpone the commencement of payments for at least five (5) years from the scheduled distribution date previously in effect.

(d)	The change must not take effect until at least twelve (12) months after the date on which such change is made.
9.3	Termination

The Company may terminate this Plan at any time and/or, with the consent of the Participant, terminate any Directors’ Deferral Income Agreement; provided, however, no such termination shall reduce or effect the amount of the benefits accrued to the benefit of the Participant as of the date of such termination without the Participant’s consent. Except as provided in the following sentence, no such termination shall effect the time or manner of the payment of benefits under the Plan or any Directors’ Deferral Income Agreement which shall be made as and when otherwise due and permitted in accordance with the provisions thereof and of this Plan. Notwithstanding the preceding, however, benefits hereunder will be paid in a single lump-sum payment as permitted under and in accordance with the requirements and limitations set forth in the Treasury Regulations Section 1.409A-3(j)(4)(ix) if such termination of the Plan occurs (a) in connection with a Change in Control, (b) upon the Company’s dissolution or the approval of a bankruptcy court, or (c) in connection with the termination of all arrangements required to be aggregated with the Plan for purposes of 409A.
ARTICLE X
DETERMINATION OF BENEFITS, CLAIMS PROCEDURE
10.1	Claims

A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement or his or her duly authorized representative (the “claimant”) may file a written request for such benefit with the Company, setting forth his or her claim. The Company shall make all determinations as to the right of any person to a benefit hereunder.

10.2	Claim Decision

If the claim is wholly or partially denied, the Company shall provide written or electronic notice thereof to the claimant within a reasonable period of time, but not later than ninety (90) days after receipt of the claim. Such notice shall (a) specify the reason for the denial; (b) reference the provisions of this Plan on which the denial is based; (c) describe the additional material or information, if any, necessary for the claimant to receive benefits and explain why such information is necessary; and (d) indicate the steps to be taken by the claimant if a review of the denial is desired, including the time limits applicable thereto. In addition, a notice of adverse benefit determination with regard to a claim based on a Participant’s Disability shall indicate the internal rule, guideline, protocol or other criterion relied upon in making the adverse determination, if any, or a statement that such a rule, guideline, protocol or criterion was relied upon in making the adverse determination and that a copy thereof will be provided free of charge to the claimant upon request. An extension of time for processing the claim for benefits is allowable if special circumstances require an extension, but such an extension shall not extend beyond one hundred eighty (180) days from the date the claim for benefits is received by the Company. Written notice of any extension of time shall be delivered or mailed within ninety (90) days after receipt of the claim and shall include an explanation of the special circumstances requiring the extension and the date by which the Company expects to render the final decision.

In the event a claim for benefits is submitted due to a Disability, the time limits set forth in this paragraph for providing notice of a denied claim shall apply in lieu of the limits set forth in the preceding paragraph. The Company shall notify the claimant of the adverse benefit determination with regard to a claim due to Disability no later than forty-five (45) days after receipt of the claim. This period may be extended by the Company for up to thirty (30) days if the Company determines that such an extension is necessary due to matters beyond the control of the Plan. The claimant must be notified prior to the expiration of the initial forty-five (45) day period of the circumstances requiring the extension of time and a date by which the Company expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Company determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days. The claimant must first be notified, prior to the expiration of the first thirty (30) day extension period, of the circumstances requiring the extension and the date as of which the Company expects to render a decision. The notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be afforded at least forty-five (45) days within which to provide the specified information.
If notice of the adverse benefit determination is not furnished in accordance with the preceding provisions of this Section, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review as set forth below.

10.3	Right of Review

If a claim is denied and a review is desired, the claimant shall notify the Company in writing within sixty (60) days (one hundred eighty (180) days if the claim for benefits is due to a Participant’s Disability) after receipt of notice of a denial of a claim. In requesting a review, the claimant may submit any written comments, documents, records, and other information relating to the claim, the claimant feels are appropriate. The claimant shall, upon request and free of charge, be provided reasonable access to, and copies of, all documents, records and other information “relevant” to the claimant’s claim for benefits. The Company shall review the claim taking into account all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

10.4	Special Provisions for Claims due to Disability

In addition to the above, in the event of a claim due to a Participant’s Disability, the following shall apply with regard to the review of an adverse benefit determination:
(a)	Such review will not afford deference to the initial adverse benefit determination and will be conducted by a reviewer or committee appointed by the Company, which is an appropriate named fiduciary of the Plan and which shall neither be the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual (in the event an individual making the initial adverse benefit determination is a member of the review committee, he shall not participate in the committee’s review of the appeal).

(b)	In the case of an appeal of an adverse benefit determination that is based in whole or in part on a medical judgment, the reviewer or committee shall consult with a healthcare professional that has appropriate training and experience in the field of medicine involved in the medical judgment. The healthcare professional engaged for this purpose shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

(c)	Each claimant will be provided with the identity of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

10.5	Decision on Review

Written notice of the decision on review shall be provided to the claimant within a reasonable period of time, but not later than sixty (60) days (forty-five (45) days if the claim is due to a Participant’s Disability) after receipt of a request for a review. An extension of time for making the decision on the request for review is allowable if special circumstances shall occur, but such an extension shall not extend beyond one hundred twenty (120) days (ninety (90) days if the claim is due to a Participant’s Disability) from the date the request for review is received by the Company. Written notice of the extension of time shall be delivered or mailed within sixty (60) days (forty-five (45) days if the claim is due to a Participant’s Disability) after receipt of the request for review, indicating the special circumstances requiring an extension and the date by which the Company expects to render a determination.

Notwithstanding the preceding, if the Company (or the appropriate fiduciary designated by the Company), holds regularly scheduled meetings, at least quarterly, the provisions of this paragraph will apply with regard to the review of a denied claim. In such event, the decision upon review of a denied claim shall be made no later than the date of such meeting which immediately follows the receipt of a request for review, unless the request is filed within thirty (30) days preceding the date of such meeting. In such case, a benefit determination shall be made no later than the date of the second meeting following the receipt of the request for review. If special circumstances require a further extension of time for processing, a determination shall be rendered not later than the third meeting following the Company’s receipt of the request for review. If such an extension is required, the Company shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to commencement of the extension. The Company shall notify the claimant of the benefit determination as soon as possible, but not later than five (5) days after the benefit determination is made. The provision of this paragraph shall not apply with regard to claims based on a Participant’s Disability, and the time limitations set forth in the preceding paragraph with regard to claims based on a Participant’s Disability shall apply to such claim in all events.

The Company shall provide the claimant with written or electronic notification of the benefit determination upon review. In the event of an adverse benefit determination on review, the notice thereof shall (a) specify the reason or reasons for the adverse determination; (b) reference the specific provisions of this Plan on which the benefit determination is based; and (c) contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information “relevant” to the claimant’s claim for benefits.

For purposes hereof, documents, records and information shall be considered “relevant” to the claimant’s claim if it (a) was relied upon in making the benefit determination, (b) was submitted, considered, or generated in the course of making the benefit determination, whether or not actually relied upon in making the determination; or (c) demonstrates compliance with the administrative processes and safeguards of this claims procedure.

10.6	Preservation of Remedies

After exhaustion of the claims procedure as provided herein, nothing shall prevent the claimant from pursuing any other legal or equitable remedy otherwise available.

ARTICLE XI
MISCELLANEOUS
11.1	Continuation as a Director

The adoption and maintenance of the Plan shall not be deemed to give any Participant the right to be retained as a Director of the Company nor shall the Plan be deemed to give the Company the right to require a Participant to remain on the Board of Directors of the Company or to restrict a Participant’s right to resign from the Board of Directors at any time.

11.2	Non-Assignability of Benefits

No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which is expressly declared to be unassignable and nontransferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or any other person entitled to benefits hereunder.

11.3	Withholding

No deferral or payments hereunder shall be subject to withholding tax or other employment tax by the Company under any local, state or federal law. Participant shall be responsible for all taxes imposed by any local, state or federal taxing authority on the benefits under the Plan.

11.4	No Trust Created

Nothing contained in this Plan, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Participant and the Company, his Beneficiary or any other person.

11.5	Unsecured General Creditor Status of Director

The payments to a Participant, his Beneficiary or any other distributee under this Plan shall be made from assets which shall continue, for all purposes, to be a part of the, general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligations hereunder shall be unfunded and unsecured promises to pay money in the future. To the extent that any Participant, Beneficiary or any other person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company. No such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or any other person shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust, other than a trust established as described in Section 6.4, for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.
11.6	Compliance with the Section 409A of the Code

This Plan is intended to comply, and to be operated in all respects in compliance, with the requirements of Code Section 409A and all Internal Revenue Service rulings, treasury regulations or other pronouncements or guidance implementing or interpreting its provisions. All provisions of this Plan shall be interpreted or construed so as to meet the requirements of Code Section 409A and all regulations, rulings and other pronouncements or guidance thereunder.

In the event subsequent Treasury Regulations, Internal Revenue Service rulings or other pronouncements or guidance interpreting or implementing the provisions of Code Section 409A effect any provisions of this Plan or any election or other administrative form used for the Plan, this Plan and any election or other administrative form used in connection with the Plan shall be amended, as necessary, to comply with such regulation, ruling or other pronouncement or guidance; and, until adoption of any such amendment, the provisions hereof shall be construed and interpreted, to the extent possible, to comply with the applicable provisions of such regulation, ruling or other pronouncement or guidance.

11.7	Severability

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

11.8	Governing Laws

All provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Louisiana, and in the courts situated in that State.

11.9	Binding Effect

This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

11.10	Entire Agreement

This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     IN WITNESS WHEREOF, the Company has caused this Plan to be properly executed on the 18th day of November, 2008.

ATTEST:		BANK OF RUSTON

/s/ G. Randall Allison		By:	/s/ Benjamin L. Denny

Title:	Vice President		Title:	Pres/CEO

FORM OF
PARTICIPANTS NAME
DIRECTORS’ DEFERRAL INCOME AGREEMENT
     Pursuant to the provisions of the Bank of Ruston Directors’ Deferral Income Plan (the “Plan”) and in accordance with Section 3.2 of the Plan, this Directors’ Deferral Income Agreement (the “Agreement”) is entered into by and between Bank of Ruston (the “Company”) and Participants Name (the “Participant”).
     The Company and the Participant hereby agree as follows as to the Participant’s benefits under the Plan:
     Effective Date: This Agreement is effective as of the       day of                     , 20   . The Participant’s initial Effective Date of participation in the Plan is the       day of                     ,      .
     Deferral Election: Participant elects to participate in the Plan by a Deferral of Compensation in accordance with the terms of the Plan. Participant acknowledges that he shall not become a Participant unless and until a Deferral Election Form is timely filed with the Administrative Committee setting forth his initial Deferral Amount under the Plan. [However, if the Participant has in effect a deferral election under the Prior Agreement with the Company for the current Plan Year, said deferral election shall remain in effect in accordance with its terms and an election will not be required for the Plan Year in which this Agreement is entered.]
     Deferral Account: The Participant’s Deferrals shall be credited to a Deferral Account, which shall be credited with interest and otherwise adjusted from time to time as provided in the Plan. The benefits to which the Participant shall be entitled under the terms of the Plan shall be equal to the balance of his Deferral Account determined as of the applicable date set forth under the terms of the Plan for payment in the event of Retirement, death, Disability or Termination of Service.
     Retirement Age:                                          (   )
     Distribution/Term: The Deferral Account balance shall be payable monthly for a term of                      (   ) equal, consecutive monthly installments commencing on the applicable date set forth under the terms of the Plan following the Participant’s Retirement, death, Disability or voluntary or involuntary Termination of Service.
     Amendment or Termination of Plan/Agreement: The Participant understands and acknowledges that the Plan and/or this Agreement may be amended or terminated at any time, in the sole discretion of the Company; provided, however, that no such amendment or termination may impair the rights of the Participant with respect to amounts accrued under the Plan or reduce the Participant’s benefits accrued to the date of such amendment or termination.
     Incorporation: The provisions of the Plan, a copy of which is provided to the Participant with this Agreement, are hereby incorporated into this Agreement and made a part hereof. Subject to the preceding paragraph, this Agreement shall be governed by the provisions of the Plan as it may be amended from time to time.
     Subsequent Agreement: The benefits set forth in this Agreement may be amended from time to time by the execution of a new Deferred Compensation Agreement between the Participant and the

Exhibit “A”

Company. The Agreement bearing the latest date shall control for purposes of determining the Participant’s benefits under the Plan.
     Prior Agreements: This Agreement supersedes all prior Deferred Compensation Agreements between the Participant and the Company under the Plan, unless otherwise herein provided.
     IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized representative and the said Participant has hereunto set his hand on the day of                      20   .

BANK OF RUSTON	PARTICIPANTS NAME

By:

Social Security Number

Address

City/State/Zip

Exhibit “A”

FORM OF
PARTICIPANTS NAME
DESIGNATION OF BENEFICIARY
     To the Administrative Committee:
     Pursuant to the provisions of the Bank of Ruston Directors’ Deferred Income Plan (the “Plan”) permitting the designation of a Beneficiary or Beneficiaries by the Participant, I hereby designate the following person or persons as primary and contingent beneficiaries of my benefit payable by reason of my death under the Plan:
Primary Beneficiary(ies):

Name	Address	SS#	Percentage

%

%

%

NOTE: If more than one primary beneficiary is designated, payment shall be made equally to each unless otherwise specified. In the event of the death of or disclaimer by one of more ((but less than all) of the persons designated as primary beneficiaries, his or her share will be paid pro rata to the remaining primary Beneficiary in the percentages noted or, if none, equally.
Contingent Beneficiary(ies):
     In the event all of the persons designated as Primary Beneficiaries shall predecease me or disclaim all of any portion of his or her interest granted herein or shall die before receiving all installment payments of benefits pursuant to the Plan, I hereby designate the following person(s) as my contingent Beneficiary in the percentages noted or, if none, equally:

Name	Address	SS#	Percentage

%

%

%

     I hereby acknowledge that the beneficiary designations herein revoke and supersede any and all beneficiary designations previously made by me with regard to my benefits under the Plan. I reserve the right to revoke and/or change the beneficiary designations made herein at any time prior to my death by filing a new Beneficiary Designation Form with the Administrative.

DATE	PARTICIPANTS NAME
Received and acknowledged by the Administrative Committee this the       day of                     , 20   .

By:

Exhibit “B”

FORM OF
Bank of Ruston Directors’ Deferral Income Plan
Participant Deferral Election Form
For Plan Year Beginning January 1,
I.	Personal Information Print Please

Mr,/Mrs/Ms./ First Name	Middle	Last Name
Home Address	City	State	Zip
Home Phone	Business Phone
Social Security Number	Date of Birth
II.	Contribution Deferral Election

I hereby elect to defer the following amount for the Plan Year noted above:

$ of my Director’s Fees and/or Bonus for the Plan Year.

OR

% of my Director’s Fees and/or Bonus for the Plan Year.

NOTE:	The starting date for your deferrals will be January 1st of the Plan Year noted above. This Deferral Election Form must be completed by the Participant and received by the Administrative Committee no later than December 31st the year preceding the year for which this election is to be effective. Forms received after that date shall be void and of no effect.

III.	PARTICIPANT ACKNOWLEDGMENTS

I acknowledge that the Deferral election in Part II above is irrevocable and may not be changed or revoked during the Plan Year for which it is effective.

I further acknowledge and understand that this Deferral election shall stay in effect from Plan Year to Plan Year until changed or revoked by me by completing a new Deferral Election Form for a subsequent Plan Year and filing it with the Administrative Committee.

DATE	PARTICIPANTS NAME
Received and acknowledged by the Administrative Committee this the day of 20 .

By:

Exhibit “C”

FORM OF
Bank of Ruston Directors’ Deferral Income Plan
Participant Fund Election/Transfer Form
I.	Personal Information Print Please

Mr,/Mrs/Ms./ First Name	Middle	Last Name
Home Address	City	State	Zip
Home Phone	Business Phone
Social Security Number	Date of Birth
II.	Fund Election — New Deferral Funds Only
     The following percentages must be in whole numbers and add up to 100%

	% to		% to
Allocation Class	Allocate	Allocation Class	Allocate

Money Market Fund		Index Fund
Conservative Fund		Growth and Income Fund
Balanced Fund		Growth Fund
III.	Fund Transfer — Existing Deferral Funds Only
Total percentage transfers to the Funds(s) must equal 100%.

	$ or %		$ or %
Current Allocation Class	to Transfer	New Allocation Class	to Allocate

NOTE:	FUND ELECTIONS ANO OR FUND TRANSFERS ARE ALLOWED ONCE EACH MONTH. COMPL.ETED FORMS ARE DUE NO LATER THAN THE LAST BUSINESS DAY OF EACH MONTH AND WILL BE PROCESSED AS SOON AS REASONABLY POSSIBLE THEREAFTER.

Received and acknowledged by the Administrative Committee this the ____ day of ___________20__.

By:

Exhibit “D”